SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported):
February 17, 2026
BREAD FINANCIAL HOLDINGS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-15749	31-1429215
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
3095 LOYALTY CIRCLE
COLUMBUS, Ohio 43219
(Address and Zip Code of Principal Executive Offices)
(614) 729-4000
(Registrant’s Telephone Number, including Area Code)
NOT APPLICABLE
(Former name or former address, if changed since last report)☐
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	BFH	NYSE
Depository Shares, Each Representing a 1/40th Interest in a Share of 8.625% Non-Cumulative Perpetual Preferred Stock, Series A	BFH PrA	NYSE
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company   ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    [  ]

Item 1.01 Entry into a Material Definitive Agreement.

On February 17, 2026, Bread Financial Holdings, Inc. (the “Company”) entered into separate, privately negotiated termination agreements (the “Capped Call Unwind Agreements”) with each of the financial institutions (the “Option Counterparties”) party to the capped call transactions (the “Capped Call Transactions”) that were previously entered into by the Company in connection with the issuance of its 4.25% Convertible Senior Notes due 2028 (the “Notes”) in June 2023. As of December 31, 2025, no Notes remained outstanding. The Capped Call Unwind Agreements provide for the termination in full of the Capped Call Transactions.

Pursuant to the Capped Call Unwind Agreements, the Option Counterparties will deliver to the Company a number of shares of common stock, par value $0.01 per share, of the Company (“Common Stock”) determined based upon the average of the daily volume-weighted average prices per share of the Common Stock during one or more averaging dates, subject to postponement in certain circumstances (each, an “Unwind Period”). For reference, if all of the Capped Call Unwind Agreements had hypothetically settled based on the volume-weighted average price of the Common Stock on February 17, 2026 (the date of entry into the Capped Call Unwind Agreements), the Company would have received and retired an aggregate of approximately 1.5 million shares of Common Stock from the Option Counterparties. The final number of shares that will actually be delivered at settlement is dependent upon the performance of the Common Stock during the applicable Unwind Period, and such number of shares may be more or less than the number listed above. In connection with the termination of the Capped Call Transactions, the Company expects the Option Counterparties or their respective affiliates to adjust their related hedge positions, which may involve the purchase or sale of shares of Common Stock in the open market or other transactions with respect to the Common Stock.

Settlement of each Capped Call Unwind Agreement is expected to occur one business day following the conclusion of the applicable Unwind Period. All of the Capped Call Unwind Agreements are currently expected to settle on or before the end of February 2026. For the avoidance of doubt, the shares of Common Stock received by the Company pursuant to the Capped Call Unwind Agreements shall be independent of, and shall not reduce, any present or future share repurchase authorization approved by the Board of Directors of the Company.

The foregoing description of the Capped Call Unwind Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the form of the Capped Call Unwind Agreement, which is filed with this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement.

The information set forth under Item 1.01 of this Current Report on Form 8-K with respect to the Capped Call Unwind Agreements is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Document Description

10.1	Form of Capped Call Unwind Agreement.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bread Financial Holdings, Inc.

Date: February 18, 2026	By:	/s/ Joseph L. Motes III
Joseph L. Motes III Executive Vice President, Chief Administrative Officer, General Counsel and Secretary